Exhibit 10.2

FORM OF STOCK OPTION AGREEMENT

Number of shares subject to option:

This Agreement dated as of                      between Peoples Financial Services Corp. (the “Corporation”) and (the “Optionholder”),

WITNESSETH:

1.	Grant of Option

Pursuant to the provisions of the Peoples Financial Services Corp. Stock Option Plan (the “Plan”) the Corporation hereby grants to the Optionholder, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation for cash, or for common stock of the Corporation subject to the approval of the committee (as defined in the Plan), all or any part of an aggregate of                  Shares of Common Stock ($2.00 par value) of the Corporation (“Common Stock”) at the purchase price of $                 per share; such option to be exercised as hereinafter provided.

2.	Terms and Conditions

It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

(a) Expiration Date. Subject to the provisions of Paragraph 2(d), the option granted hereby shall expire on                     .

(b) Exercise of Option. This option may be exercised in whole at any time, or from time to time in part, prior to the expiration date specified in Paragraph 2(a). Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the option is being exercised. Notwithstanding anything contained herein to the contrary, if a Change in Control occurs, the option granted hereby shall become immediately exercisable.

(c) Payment of Purchase Price Upon Exercise. At the time of any exercise the purchase price of the shares as to which this option shall be exercised shall be paid in cash (or, subject to the conditions and limitations described in the Plan, by delivering shares of Common Stock of the Corporation or by delivering a combination of such Common Stock and cash equal to the price per share set forth in Paragraph I hereof) to the Corporation.

(d) Exercise Upon Death, Disability or Termination of Employment.

(1) In the event of the death of the Optionholder while an employee of the Corporation or of a Subsidiary, this option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of employment due to such cause, by the person or persons to whom the Optionholder’s rights under this option pass by will or applicable law, or if no such person has such right, by the estate’s executors or administrators, in whole at any time, or from time to time in part, within 12 months after the Optionholder’s death, but in no event later than the expiration date specified in Paragraph 2(a).

(2) If the Optionholder’s employment with the Corporation or a Subsidiary terminates because of total and permanent disability, then the Optionholder may exercise this option, to the extent that the Optionholder was entitled to do so at the date of termination of employment due to such cause, in whole at any time, or from time to time in part, within 12 months after the date of such termination, but in no event later than the expiration date specified in Paragraph 2(a).

(3) If the Optionholder’s employment with the Corporation or a Subsidiary terminates because of retirement as defined in the Plan, then the Optionholder may exercise this option, to the extent that the Optionholder was entitled to do so at the date of early, normal or late retirement, in whole at any time, or from time to time in part, within three months after the date of retirement, but in no event later than the expiration date specified in Paragraph 2(a).

(4) If the Optionholder’s employment with the Corporation or a Subsidiary is voluntarily terminated by the Optionholder (other than for retirement as defined in the Plan) or involuntarily terminated by the Corporation or a Subsidiary for any reason (other than disability) prior to a Change in Control, then the option will expire on the date of such termination of employment, but in no event later than the expiration date specified in Paragraph 2(a). If          the Optionholder’s employment is terminated by the Corporation or a Subsidiary for any reason (other than disability) within one (1) year tollowing a Change in Control, then the option shall terminate three months from the date of such termination of employment, but in no event later than the expiration date specified in Paragraph 2(a).

(e) Nontransferability. This option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionholder, this option shall be exercisable only by the Optionholder.

(f) Adjustments. In the event of any change in the Common Stock of the Corporation by reason of any stock dividend, recapitalization, reclassification, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, then in any such event the number and kind of shares subject to this option and their purchase price per share shall be appropriately adjusted consistent with such change. If any other change in the number or kind of the outstanding shares of stock of the Corporation occurs, an adjustment may be made to the number and kind of shares subject to this Option and their purchase price per share in such manner as a majority of the disinterested members of the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionholder hereunder. Any adjustment so made shall be final and binding upon the Optionholder.

(g) No Rights As Shareholder. The Optionholder shall have no rights as a shareholder with respect to any shares of Common Stock subject to this option prior to the date of issuance of a certificate or certificates for such shares.

(h) No Right to Continued Employment. This option shall not confer upon the Optionholder any right with respect to continuance of employment by the Corporation or any Subsidiary, nor shall it interfere in any way with the right of the Corporation or any Subsidiary to terminate the Optionholder’s employment at any time.

(i) Compliance with Law and Regulations. This option and the obligation of the Corporation to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to (1) the listing of such shares on any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, if any, and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

3.	Investment Representation

The Committee appointed pursuant to the Plan may require the Optionholder to furnish to the Corporation, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which the Optionholder represents that the shares acquired upon exercise are being acquired for investment and not with a view to the sale or distribution thereof:

4.	Optionholder Bound By Plan

The Optionholder hereby acknowledges receipt of a copy of the Plan and any amendments thereto, and agrees to be bound by all the terns and provisions thereof, which, to the extent relevant, are incorporated herein by reference.

5.	Withholding of Taxes

The Corporation will require as a condition precedent to the exercise of this option that appropriate arrangements be made for the withholding of any applicable taxes. The obligation of the Optionholder under this paragraph to provide for the payment of withholding taxes may be satisfied, subject to the provisions of the Plan, by electing to have the Corporation withhold certain of the shares that would otherwise be issuable pursuant to the exercise of the option granted hereby.

IN WITNESS WHEREOF, Peoples Financial Services Corp. has caused this Agreement to be executed by a duly authorized officer and the Optionholder has executed this Agreement, both as of the day and year first above written.

PEOPLES FINANCIAL SERVICES CORP.		OPTIONHOLDER

By:
	(Signature)	(Signature)

	(Print Name)	(Print Name)

(Print Title)